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                                                                    Exhibit 10.1


                            STOCK PURCHASE AGREEMENT

         This Stock purchase Agreement (this "AGREEMENT") is made and entered into as of the 26 day of July, 2001 by and among Mark Grant, Richard Konst, Victor Chigas, James Hart, Jo & Co. and U.S. RealTel, Inc., a Delaware corporation (the "COMPANY"), (each, a "BUYER" and collectively, "BUYERS") and Craig Siegler, Steven Siegler, Stanley Siegler and the Florence Skolnik Siegler Foundation (each, a "SELLER" and collectively, "SELLERS").

                                    RECITALS

         WHEREAS, Sellers are the record and/or beneficial owners of 1,577,735 shares of common stock of the Company, par value $0.001 per share (the "COMMON STOCK"), of which an aggregate of 767,735 shares of Common Stock (collectively, the "SHARES") are available for sale under this Agreement as divided among Sellers as set forth on SCHEDULE 6(D) attached hereto;

         WHEREAS, Sellers have agreed to sell, and Buyers have agreed to buy, the Shares in accordance with the terms and conditions set forth herein.

         Now, Therefore, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. PURCHASE AND SALE OF SHARES. On the Closing Date (as defined below), Sellers hereby agree to sell to Buyers, and Buyers agree to purchase from Sellers, the Shares.

         2. CONSIDERATION FOR SHARES. Excluding the Escrowed Amount and any Pre-Closing Adjustments, on the Closing Date, Buyers agree to pay to Sellers for the Shares an aggregate purchase price of One Million ONE HUNDRED FIFTY ONE THOUSAND SIX HUNDRED AND TWO and 50/100 ($1,151,602.50), or $1.50 per share (the "PURCHASE PRICE"), payable in cash by wire transfer in lawful money of the United States on the Closing Date by the Buyers to the Sellers and creditors of Sellers in accordance with SCHEDULE 2.

         3. CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place on July 24, 2001 at the offices of Grund & Starkopf concurrent with the execution hereof (the "CLOSING DATE"). On the Closing Date, the conditions set forth in Sections 8 and 9 shall have been satisfied.

         4. ESCROWED AMOUNT. Buyers shall deliver on the Closing Date to LaSalle Bank National Association ("ESCROW AGENT") $75,000.00 of the Purchase Price (the "ESCROWED AMOUNT") to be held by Escrow Agent in escrow in accordance with the terms of that certain Escrow Agreement of even date herewith and attached hereto as EXHIBIT A (the "ESCROW AGREEMENT").



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         5. PRE-CLOSING ADJUSTMENTS TO THE PURCHASE PRICE. In the event any
Seller attends any official or unofficial meeting of or relating to the Company, including, but not limited to, any shareholders' meetings, after the date on which Craig Siegler was removed as a Director of the Company but prior to the Closing Date, the aggregate Purchase Price shall be reduced by fifty percent (50%). In the event any Seller contacts any director, shareholder, officer, employee, manager, agent or representative of the Company or spouse or family member of any of the above (excluding any contact with Sellers' own family members and those permitted contact persons listed in SCHEDULE 5; PROVIDED, HOWEVER, that in no event may any Seller discuss any matter concerning either the Company or the Shares with any such family member or any person listed on
SCHEDULE 5) for any reason prior to the Closing Date, the aggregate Purchase Price shall be reduced by ninety percent (90%) after the date on which Craig Siegler was removed as a Director of the Company). Each adjustment to the Purchase Price pursuant to this Section 5 shall be referred to as a "PRE-CLOSING ADJUSTMENT."

         6. REPRESENTATIONS OF SELLERS. Sellers, jointly and severally, hereby represent and warrant:

                  (a) DUE INCORPORATION; AUTHORIZATION. If a Seller is an entity, that each Seller is an entity duly organized, validly existing and in good standing under the laws of its state of incorporation, organization or formation, as the case may be, has full power and lawful authority to own its Shares and is in good standing in each jurisdiction in which the nature of its business or location of its properties requires such qualification;

                  (b) AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement and the other Related Documents (as defined in Section 10) by each Seller and compliance with all of its provisions:

                           (i) are within the corporate or trust powers of each
                  Seller (if that Seller is an entity);

                           (ii) will not violate any provisions of any law or
                  any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under that Seller's Articles of Incorporation, By-laws or other formation documents (for those Sellers which are entities) or any indenture, trust or other agreement or instrument to which that Seller is a party or by which that Seller may be bound or result in the imposition of any liens on any property of that Seller or any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body; and

                           (iii) have been duly authorized by proper corporate
                  action on the part of that Seller (if that Seller is an entity), and this Agreement and the other Related Documents to which that Seller is a party have been duly executed and delivered by each Seller and constitute the legal, valid and binding obligations of that Seller, enforceable in accordance with their respective terms, except as may be limited by





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                  application of Bankruptcy or similar laws relating to
                  creditor's rights or general principles of equity.

                  (c) COMPLIANCE WITH LAWS. Each Seller has complied with all federal, state, county, local and foreign laws, ordinances, regulations and orders applicable to or relating in any way to the Shares, and no action, suit, proceeding, hearing, investigation, charge, compliant, claim, demand or notice has been filed or commenced against each Seller alleging any failure to so comply.

                  (d) CAPITALIZATION. Each Seller is the owner of record and beneficially of those Shares as set forth on SCHEDULE 6(D). The Shares set forth on SCHEDULE 6(D) represent all the Securities that Sellers own, beneficially or otherwise, directly or indirectly, have pledged or encumbered or have the right to purchase, directly or indirectly (collectively hereinafter referred to as, "OWN"), including, without limitation, all options, warrants, convertible securities or other right (contingent or otherwise) to purchase or acquire any Securities of the Company. After the sale of the Shares contemplated hereby, none of Sellers shall have any direct or indirect voting or ownership control in or influence or power over any Securities issued by, associated with or relating to the Company. Sellers understand and acknowledge that the warrants described on SCHEDULE 6(D) shall be assigned to Craig Siegler's former spouse, Linda Siegler, and his two children, Adam and Matthew, on or prior to the Closing. For purposes of this Agreement, "SECURITIES" shall mean any note, stock certificate, option, warrant, convertible security, bond, debenture, check, draft, traveler's check, letter of credit, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, instrument or document or writing evidencing ownership or, in general, any instrument commonly known as a "security", or the right to subscribe for, own or purchase any of the foregoing. In the event it is discovered after the Closing Date that any Seller Owns or has any interest in any Security issued by, associated with or relating to the Company that a Seller failed to disclose on SCHEDULE 6(D), that Security shall be deemed void, invalid and canceled without further action and Seller shall not receive any payment therefor.

                  (e) TITLE. Except as set forth on SCHEDULE 6(E), each Seller has good, valid and marketable title to their Shares, free and clear of all liens, claims, restrictions or encumbrances of any kind and no financing statement covering all or any portion of the Shares and naming any Seller as debtor has been filed in any public office, and no Seller has signed any financing statement or security agreement as debtor or borrower which financing statement or security agreement covers all or any portion of the Shares. Upon conveyance and delivery of the Shares and payment of the Purchase Price by Buyers as herein provided, Buyers shall be the owners of such Shares free and clear of all liens, claims, restrictions or encumbrances of any kind.

                  (f) CONSENTS. Except as set forth on SCHEDULE 6(F), no consent or approval is required by any person pursuant to the terms of any agreement or otherwise in order to




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         permit the execution and delivery by each Seller of, and the performance by each Seller of its obligations under, this Agreement and the consummation of the transactions contemplated hereby. All consents necessary to the performance of the transactions on the part of each Seller herein contemplated have been or, prior to the Closing Date, shall have been obtained and are in full force and effect.

                  (g) GOVERNMENTAL ORDERS. Except as set forth on SCHEDULE 6(G), no Seller is a party or subject to or bound by any law, judgment, order, writ, injunction, ruling, or decree of any jurisdiction, court or governmental body that will or is likely to adversely affect in any manner the performance by that Seller of this Agreement on or after the Closing Date.

                  (h) LITIGATION. Except as set forth on SCHEDULE 6(H), there have been no proceedings settled and there are no proceedings pending or, to any Seller's knowledge, threatened against or affecting any Seller in any court or before any governmental authority or arbitration board or tribunal which has, had, or will have an effect on the Shares. To Seller's knowledge, there are no unasserted claims, the assertion of which is likely and, if asserted, would have an effect on any Shares.

                  (i) LIABILITIES AND OBLIGATIONS OF SELLER. Except as set forth on SCHEDULE 6(I), each Seller will have on the Closing Date no debts, liabilities, contracts, commitments or other obligations, direct or indirect, absolute or contingent, determined or undetermined, relating to or affecting their Shares.

                  (j) KNOWLEDGE. Each Seller has such knowledge and experience in financial, tax and business matters so as to enable him/her or it to utilize the information made available to him/her or it in connection with the sale of the Shares in order to evaluate the merits and risks of this sale and to make an informed decision with respect thereto, including, but not limited to, knowledge of any future plans of the Company or any potential transactions that may affect the value of the Shares in the future (including, but not limited to, transactions with Telefonica, Deutsche Bank and certain tower deals in South America).

                  (k) TAX ADVICE. Each Seller is not relying on the Company and/or Buyers with respect to the tax and other economic considerations relating to the sale of the Shares. In regard to such considerations, each Seller has relied on the advice of, or has consulted with, only his/her or its own advisors.

                  (l) SECURITIES LAWS. The sale of the Shares under this Agreement are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

                  (m) NO BROKER. No person or entity has acted for or on behalf of any Seller in connection with this Agreement or the transactions contemplated hereby, and no person or entity is entitled to a broker's fee in connection therewith.




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

                  (n) DISCLOSURE. No representation or warranty made herein by any Seller and no written statement, certificate or Schedule given or to be given to Buyers pursuant to this Agreement, or with respect to the transactions contemplated hereunder, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein under the circumstances under which they were made not misleading, and each Seller has made, and will make in good faith through the Closing Date, full disclosure of all material facts with respect to each Seller and the Shares.

         7. REPRESENTATIONS OF BUYERS. The Buyers hereby represent and warrant that:

                  (a) DUE INCORPORATION. If a Buyer is an entity: (i) Buyer is a corporation duly organized and existing under the laws of the State of its state of incorporation or formation, as the case may be, (ii) it has the power and ability to enter into the Agreement and to complete the transactions contemplated hereby, and (iii) it is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its properties requires such qualification and in which the failure to so qualify would have a material adverse effect on Buyer.

                  (b) AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement by Buyers and compliance with all of its provisions:

                           (i) are within the corporate powers of Buyers (if a
                  Buyer is an entity);

                           (ii) will not violate any provisions of any law or
                  any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Buyer's Articles of Incorporation, By-laws or other corporate formation documents (if a Buyer is an entity) or any indenture or other agreement or instrument to which Buyers are a party or by which Buyers may be bound; and

                           (iii) have been duly authorized by proper corporate
                  action on the part of Buyers, and this Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of Buyers, enforceable in accordance with its terms.

                  (c) CONSENTS. No consent or approval is required by any person or entity pursuant to the terms of any agreement or otherwise in order to permit the execution and delivery by Buyers of, and the performance by Buyers of their obligations under, this Agreement and the consummation of the transactions contemplated hereby. All Consents necessary to the performance of the transactions on the part of Buyers herein contemplated have been or, prior to the Closing Date, shall have been obtained.



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

                  (d) NO BROKER. No person or entity has acted for or on behalf of any Seller in connection with this Agreement or the transactions contemplated hereby, and no person or entity is entitled to a broker's fee in connection therewith.

                  (e) DISCLOSURE. No representation or warranty made herein by Buyers and no written statement or certificate given or to be given to each Seller pursuant to this Agreement, or with respect to the transactions contemplated hereunder, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein under the circumstances under which they were made not misleading.

                  (f) SECURITIES LAW REPRESENTATIONS.

                           (i) None of the Shares are registered under the
                  Securities Act, or any state securities laws. The Buyers understand that the sale of the Shares is intended to be exempt from registration under the Securities Act, based, in part, upon the representations, warranties and agreements of Buyers contained in this Agreement.

                           (ii) Buyers understand that, the Shares will be
                  "restricted securities" as such terms is used in Rule 144 under the Securities Act.

                           (iii) Buyers and Buyers' attorneys, accountants,
                  and/or tax advisors, if any (collectively, the "Advisors"), have had access to the same kind of information which would be available in a registration statement filed by the Company under the Securities Act.

                           (iv) Buyers, together with the Advisors, have such
                  knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares and the Company and to make an informed investment decision with respect thereto.

                           (v) Buyers are not relying on Sellers with respect to
                  the legal, tax, economic and related considerations of an investment in the Shares, and Buyers have relied on the advice of, or have consulted with, their own Advisors.

                           (vi) Buyers are acquiring the Shares solely for their
                  own account for investment and not with a view to resale or distribution thereof, in whole or in part. Buyers have no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Shares, and Buyers have no plans to enter into any such agreement or arrangement.

         8. CONDITIONS TO BUYERS' OBLIGATION TO CLOSE. Buyers' obligation to consummate the transactions contemplated hereby will be subject to the following conditions to be satisfied on or prior to the Closing Date:




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

                  (a) Each Seller will cause the original stock certificate(s) representing the Shares owned, directly or indirectly, beneficially or otherwise, by that Seller to be delivered;

                  (b) Each Seller will cause an executed Assignment Separate From Certificate endorsed in blank in the form of EXHIBIT B, in proper form to be delivered (collectively, the "ASSIGNMENTS") for the Shares;

                  (c) Delivery by Sellers of copies of all court orders and rulings handed down since the date any Seller owned any capital stock of the Company that in any way affect the Shares, a list and summary of which are attached hereto as SCHEDULE 8(C) and made a part hereof;

                  (d) Sellers shall transfer the Shares to Buyers free and clear of all liens, claims and encumbrances of any nature whatsoever and shall deliver to Buyers UCC termination statements and other releases, satisfactory to Buyers, to evidence the release of such liens on the Shares;

                  (e) Delivery by Sellers of an Opinion of Counsel substantially in the form as the one attached hereto as EXHIBIT C (the "OPINION OF COUNSEL");

                  (f) Delivery by Sellers of a list containing the names of all the persons or entities who have Owned any of the Shares, beginning from the date any Seller Owned any Shares to the Closing Date, including all sales, purchases, transfers, gifts, pledges and encumbrances made on the Shares, a copy of which are attached hereto as
         SCHEDULE 8(F) and made a part hereof;

                  (g) Delivery by Sellers of a Non-Competition Agreement, Non-Solicitation and Confidentiality Agreement in the form attached hereto as EXHIBIT D (collectively, the "NON-COMPETITION AGREEMENT");

                  (h) Delivery by Sellers of a Release in the form attached hereto as EXHIBIT E (collectively, the "RELEASE");

                  (i) If Linda Siegler desires to sell an aggregate of up to 250,000 shares of Common Stock of the Company (the "SPOUSAL SHARES") held by her and by her children in trust (the "SPOUSAL PARTIES") at the same price per share as the purchase price per share herein, the closing of such sale by the Spousal Parties of the Spousal Shares to Buyers or others pursuant to a purchase agreement (the "SPOUSAL PURCHASE AGREEMENT") shall take place concurrently with the Closing hereunder;

                  (j) Payment of the amounts the Sellers owe the Company as of the Closing Date as set forth on SCHEDULE 8(J);

                  (k) Assignment of all original warrants issued to any Seller to purchase shares of the Company to the Spousal Parties;




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

                 (l) Delivery by LaSalle Bank of a letter to Buyers agreeing to release the 142,840 shares pledged as security for Craig Siegler's personal loan and file all necessary UCC-3 termination statements upon receipt of $214,260;

                  (m) Steven Siegler will cause an executed assignment or assignments separate from certificate endorsed in blank to be delivered to (i) the Receiver on behalf of Linda Siegler the trusts created for Linda Siegler's children, Adam and Matthew, for the transfer of an aggregate of 800,000 shares of USRT in satisfaction of the Marital Settlement Agreement between Craig Siegler and Linda Siegler and (ii) Howard Alper for the transfer of 10,000 shares of USRT in satisfaction of the purchase agreement between Craig Siegler and Howard Alper; and

                  (n) Delivery of such other certificates, instruments and agreements as Buyers deem reasonably necessary to carry out the purposes of this Agreement.

The Escrow Agreement, the Assignments, the Non-Competition Agreements, the Release and the Glazer Purchase Agreement shall hereinafter be referred to as the "RELATED DOCUMENTS".

         9. CONDITION TO SELLER'S OBLIGATIONS TO CLOSE. Seller's obligation to consummate the transaction contemplated hereby will be subject to the delivery by Buyers of the Purchase Price, excluding the Escrowed Amount and any Pre-Closing Adjustments, on the Closing Date.

         10. POST-CLOSING OBLIGATIONS.

                  (a) FURTHER ASSURANCES. If, at any time after the Closing Date, Buyers are advised that any further assignments or assurances in law or any other acts are necessary, desirable or proper to: (a) vest, perfect or confirm title in the Shares to Buyers; (b) ensure proper and complete compliance with Federal, state and local administrative or regulatory laws; or (c) otherwise carry out the purposes of this Agreement, Sellers agree to execute and deliver all such assignments and assurances in law and do all acts reasonably necessary or proper to vest, perfect and confirm title to the Shares in Buyers' names, ensure proper and complete compliance with Federal, state and local administrative or regulatory laws or otherwise carry out the purposes of this Agreement.

                  (b) RESIGNATIONS. Those Sellers who have been appointed to director and officer positions with the Company hereby resign from all positions they heretofore have held with the Company and all of the Company's affiliates as of the Closing Date without further action.

                  (c) TERMINATION OF BENEFITS. Each Seller acknowledges that all benefits they receive from the Company (each, a "BENEFIT" and collectively, "BENEFITS"), including but not limited to, health insurance, life insurance, dental insurance, matching 401(k) contributions, expense accounts, or use of Company vehicles, facilities or equipment, shall terminate as of the Closing Date and no Seller shall (i) seek reimbursement for any



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         expense that was incurred on or after the Closing Date or (ii) use, seek or apply for any Benefit on or after the Closing Date. The parties acknowledge and understand that the Company is not required to, and will not, provide health coverage under COBRA.

                  (d) CONFIDENTIALITY AND NONDISPARAGEMENT.

                           (i) Sellers agree, from the date hereof and for all
                  times hereafter, that (except in connection with tax reporting, securities filings with the Securities and Exchange Commission, or pursuant to legal process or any legal action to enforce the terms of this Agreement) Sellers shall keep confidential, to the full extent permitted by law, the existence and terms of this Agreement, all performance hereunder and all negotiations leading to this Agreement;

                           (ii) Sellers, from the date hereof and for all times
                  hereafter, agree not to publish, disseminate or make any disparaging remarks to any third party or portray in a negative light Buyers, the Company and any of their related entities, trustees, shareholders, directors, officers, employees, representatives, family members, or agents, past or present. Sellers, if asked, will state they separated on terms, which they are prohibited from disclosing by agreement.

                  (e) POST-CLOSING ADJUSTMENTS TO PURCHASE PRICE. In the event any Seller attends any official or unofficial meeting of or relating to the Company, including, but not limited to, any shareholders' meetings, after to the Closing Date, the aggregate Purchase Price shall be reduced by fifty percent (50%). In the event any Seller contacts any director, shareholder, officer, employee, manager, agent or representative of the Company or spouse or family member of any of the above (excluding their own family members and the persons listed on SCHEDULE 5) for any reason, after the Closing Date, the aggregate Purchase Price shall be reduced by ninety percent (90%); PROVIDED, HOWEVER, that in no event may any Seller discuss any matter concerning either the Company or the Shares with any such family member or person listed on SCHEDULE 5. Each adjustment to the Purchase Price shall be referred to as a "POST-CLOSING ADJUSTMENT." Buyers, in addition to seeking personal repayment from Sellers, jointly and severally, for violation of this provision, shall also be permitted to seek an injunction against Sellers to prevent Sellers from continuing to breach this provision.

                  (f) SECURITIES FILINGS. To the extent required, each party agrees to make all necessary filings with the Securities and Exchange Commission to satisfy the reporting requirements of all federal and state securities laws, including, but not limited to, Section 16 of the Exchange Act of 1934, as amended.

                  (g) RESTRICTION ON HOLDING OR OWNING USRT SHARES. The Sellers, jointly and severally, agree that for a period of ten (10) years, commencing on the date hereof, no Seller, nor any of Sellers' family members (other than the shares and warrants to be owned by or assigned to Linda Siegler and the children's trust after the date hereof), shall be permitted to purchase, receive as a gift, Own or otherwise hold, of record or beneficially, directly or indirectly, any shares of capital stock of the Company.

                  (h) SPECTRASITE NON-COMPETITION AGREEMENT. In addition to the Non-Competition Agreements, Craig Siegler understands and acknowledges that the Non-Compete Agreement dated October, 2000 by and between Apex Site Management, Inc. and the Company is still in effect and agrees to abide by its terms.

         11. INDEMNIFICATION BY SELLERS. Sellers, jointly and severally, personally agree to indemnify and hold harmless Buyers, their affiliates and each of their shareholders, owners, members, directors, officers, managers, trustees, employees, trustees, representatives, agents, successors and assigns (the "BUYERS' PARTIES") from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, judgments, orders, decrees, rulings, damages, penalties, fines, costs, settlement amounts, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses (collectively, the "LOSSES"), suffered by the Buyers' Parties resulting from, arising out of, relating to or caused by:

                  (a) any breach of, or any false or misleading statement contained in, any of representations and warranties made by any Seller in this Agreement, a Related Document or in any instrument, certificate or other agreement delivered by a Seller or to which a Seller is subject in connection with the transactions contemplated hereby; or

                  (b) any default or failure to comply with any covenant, obligation or agreement or term under this Agreement, any Related Document or in any instrument, certificate or other agreement to which a Seller is subject and is contemplated hereby.

         The parties shall take into account the time cost of money in determining Losses for purposes of this Section 11. All indemnification payments under this Section 11 shall be deemed adjustments to the Purchase Price.

         12. PERIOD OF INDEMNITY. The indemnities contained in Section 11 shall expire twenty four (24) months from the Closing Date except with respect to claims as to which notice has been given within said period, in which case the indemnification period shall be extended until final resolution of such claim.

         13. ADDITIONAL REMEDIES.

                  (a) In addition to the indemnification provisions set forth in
         Section 11, Sellers understand and acknowledge that some violations of this Agreement and Related Documents may cause irreparable damage to Buyers, the amount of which may be impossible to quantify. It is therefore agreed and understood that in the event monetary damages are an insufficient remedy due to the nature of the violation, Buyers shall be entitled to seek injunctive relief against Sellers for such violation, including, but not limited to, specific performance. In the event any Buyer files suit in equity for an injunction, Sellers agree that Buyer shall not be required to post a bond in excess of $1,000 in the aggregate.

                  (b) In addition to the foregoing remedies, Buyers shall be entitled to exercise any rights they may have under any Related Document.

                  (c) No delay or omission on the part of any party in exercising any power or right under this Agreement or any Related Document shall impair such right or power or be construed to be a waiver of any right or any acquiescence therein, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof, or the exercise of any other power or right.

         14. LEGAL FEES. Buyers shall be responsible for payment of the first $3,500 of their attorneys' fees; Sellers shall be responsible for payment of the next $26,500 of Buyers' attorneys' fees, costs and expenses in connection with this Agreement, Related Documents and all matters referred to herein.

         15. THE SPOUSAL SHARES. Sellers agree and acknowledge that all representations, warranties and covenants that apply to the Shares in this Agreement shall be deemed to have been made with respect to the Spousal Shares as well and Sellers agree to indemnify Buyers with respect to the Spousal Shares on behalf of Ms. Siegler and her children as if Sellers were selling the Spousal Shares themselves directly to Buyers.

         16. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and no representations, promises, agreements or understandings regarding the subject matter hereof will be of any force or effect unless in writing, executed by the parties to be bound and dated subsequent to the date hereof.

         17. ASSIGNABILITY. Buyers on the one hand and Sellers on the other hand, may not transfer or assign any of their rights and obligations under this Agreement without the express written consent of the other.

         18. NOTICES. Any and all notices, consents, waivers, requests, demands or other communications required or desired to be given in connection with this Agreement and any agreements contemplated hereby shall be in writing and shall be effective (a) personal delivery, (b) five (5) days after deposit with the United States Postal Service if mailed certified or registered mail, postage prepaid, return receipt requested, (c) the next day after they are sent by reputable overnight courier service, or (d) when sent by facsimile, between 9:00 A.M. and 5:00 P.M. central standard time or the next business day thereafter if sent after 5:00 P.M. central standard time.

         If to Sellers:

                  See attached SCHEDULE 6(D)

         If to Sellers' Counsel:

                  Much Shelist Freed Denenberg
                    Ament & Rubenstein PC
                  200 N. LaSalle St., Suite 2100
                  Chicago, IL 60601
                  Attention:  Jeff Rubenstein
                  Fax No.: (312) 621-1750

         If to Buyers:

                  See attached SCHEDULE 2

         If to Buyers' Counsel:

                  Ungaretti & Harris
                  3500 Three First National Plaza
                  Chicago, Illinois  60602
                  Attention:  Gary I. Levenstein
                  Fax No.: (312) 977-4405

         19. GOVERNING LAW. This Agreement will be governed and construed in accordance with the internal laws of the State of Illinois, without regard to conflict of law principles.

         20. SURVIVAL. All the provisions of this Agreement and Related Documents will survive the closing of the transactions contemplated herein.

         21. SEVERABILITY. If any provision of this Agreement will be held invalid or unenforceable, the remainder nevertheless will remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it nevertheless will remain in full force and effect in all other circumstances.

         22. MODIFICATIONS AND WAIVERS. No change, modification or waiver of any provision of this Agreement will be valid or binding unless it is in writing dated subsequent to the date hereof and signed by the party intended to be bound. No waiver of any breach, term or condition of this Agreement by either party will constitute a subsequent waiver of the same or any other breach, term or condition.

         23. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           [signature pages attached]

         IN WITNESS WHEREOF, Sellers and Buyers have executed this Agreement as of the date set forth above.

BUYERS:


---------------------------------------
MARK GRANT


---------------------------------------
RICHARD KONST


---------------------------------------
VICTOR CHIGAS


U.S. REALTEL, INC.,
a Delaware corporation



By:
   ------------------------------------
   Its:
       --------------------------------


JO & CO.


By:
   ------------------------------------
   Its:
       --------------------------------



---------------------------------------
JAMES HART

         IN WITNESS WHEREOF, Sellers and Buyers have executed this Agreement as of the date set forth above.

SELLERS:



---------------------------------------
CRAIG SIEGLER



---------------------------------------
STEVEN SIEGLER



---------------------------------------
STANLEY SIEGLER



FLORENCE SKOLNIK SIEGLER FOUNDATION



By:
   ------------------------------------
   Its:
       --------------------------------